SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                     Win or Lose Acquisition Corporation
              (Exact name of Registrant as specified in charter)


           DELAWARE                                       59-3685745
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                        Identification No.)


                             1268 Bayshore Boulevard
                            Dunedin, Florida 34698
         (Address of principal executive offices, including zip code)


      SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                      None

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box.

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box.


      SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                  Common Stock
                           $0.001 par value per share
                                (Title of Class)

Item 1.     Description of Registrants Securities to be Registered.

      Win or Lose Acquisition Corporation (the "Registrant") is registering shares of its common stock, par value $.001 per share ("Common Stock") pursuant to a Registration Statement on Form S-1 [Commission File No. 333-52414] (the "Registration Statement") that was filed with the Securities and Exchange Commission on December 21, 2000. Reference is made to the sections entitled "Prospectus Summary," "This Offering is Subject to Securities and Exchange Commission Rule 419" and "Description of Securities" in the prospectus forming a part of the Registration Statement, and all amendments to the Registration Statement subsequently filed with the Securities and Exchange Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424 of the Securities Act of 1933, as amended (the "Prospectus"). Such Registration Statement and all amendments to the Registration Statement, including the Prospectus, are hereby incorporated by reference into this Form 8-A.


Item 2.     Exhibits.

3.1 Certificate of Incorporation of Win or Lose Acquisition Corporation (Incorporated by reference to Exhibit 3.1 to the Registrant's
            Form S-1 registration statement filed with the Commission on December 20, 2000.)

4.1   Bylaws of Win or Lose Acquisition Corporation
         (Incorporated by reference to Exhibit 4.1 to the Registrant's
            Form S-1 registration statement filed with the Commission on December 20, 2000.)

4.2   Form of certificate evidencing shares of common stock
         (Incorporated by reference to Exhibit 3.1 to the Registrant's
            Form S-1 registration statement filed with the Commission on December 20, 2000.)

4.3 Form of Rule 419 Escrow Agreement by and between Win or Lose Acquisition Corporation and First Union National Bank as escrow agent
         (Incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Registrant's Form S-1 registration statement filed with the Commission on May 10, 2001.)

                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

May 10, 2001
                                              Win    or    Lose    Acquisition
                                          Corporation




                                          By:                /s/
                                             ---------------------------------
                                              Sally A. Fonner, President